                                                Exhibit 99.1
ADM Reports First Quarter Earnings of $1.22 per Share,
$1.39 per Share on an Adjusted Basis
•Q1 net earnings of $689 million; adjusted net earnings of $783 million
•Adjusted segment operating profit up 86 percent year over year
•Calendar year outlook for 2021 substantially improved; expect significant EPS growth and another record year

CHICAGO, April 27, 2021—ADM (NYSE: ADM) today reported financial results for the quarter ended March 31, 2021.

“ADM delivered an outstanding first quarter, building on our great 2020 performance. As expected, we achieved strong earnings spanning all three of our businesses, and a sixth consecutive quarter of year-over-year adjusted operating profit growth,” said Chairman and CEO Juan Luciano.

“Our team executed well across the board, as we continued to find new and innovative ways to meet the evolving needs of our customers. We are seeing clear, favorable demand trends for many of our products, and we expect that pattern to continue as vaccine rollouts accelerate and restrictions ease.

“We are also moving into the next phase of our strategic transformation, which will sharpen our focus on two key pillars — Productivity and Innovation — to enhance our capabilities to deliver outstanding execution, serve customer needs, and power growth and profitability.

“Taking all of these factors into account, our outlook today is even more optimistic than what we shared at the beginning of the year. We expect significant year-over-year growth in earnings across all three of our businesses in 2021, and continued sustainable growth in the years to come.”

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First Quarter 2021 Highlights

(Amounts in millions except per share amounts)	2021	2020
Earnings per share (as reported)	$1.22	$0.69
Adjusted earnings per share[1]	$1.39	$0.64

Segment operating profit	$1,105	$599
Adjusted segment operating profit[1]	$1,199	$643
Ag Services and Oilseeds	777	422
Carbohydrate Solutions	259	68
Nutrition	154	142
Other Business	9	11

•Q1 2021 EPS as reported of $1.22 includes a $0.13 per share charge related to asset impairment, restructuring, and legal settlements, and a $0.04 per share charge related to the mark-to-market adjustment on the Wilmar exchangeable bond. Adjusted EPS, which excludes these items, was $1.39.1

        Quarterly Results of Operations

Ag Services & Oilseeds achieved a record Q1, with operating profits 84 percent higher year over year.

•Ag Services results were significantly higher versus the first quarter of 2020. In North America, great execution helped capitalize on strong Chinese demand, resulting in an outstanding performance. South American origination results were down significantly due to lower farmer selling versus the prior year. Lower margins, including impacts from the slightly delayed harvest and higher freight costs, also affected South American results. Results for the quarter were impacted by approximately $75 million in negative timing effects related to ocean freight positions; those impacts will reverse in the coming quarters.

•Crushing delivered its best quarter ever, as the business leveraged its diversified global footprint to capture strong execution margins in both soybean and softseed crushing, driven by robust vegetable oil demand and tight soybean stocks. Net timing impacts for the quarter were minimal.

•Refined Products and Other results were higher year over year. While overall volumes were down due to pandemic impacts, margins were stronger in both North America and EMEAI refined oils. Global biodiesel results were lower year over year.

•Equity earnings from Wilmar were lower versus the prior-year period.

1 Non-GAAP financial measures; see pages 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.
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Carbohydrate Solutions results were significantly higher than the prior-year period.

•Starches and Sweeteners, including ethanol production from our wet mills, achieved significantly higher results. The business managed risk exceptionally well, capitalizing on rising prices in the ethanol complex and favorable co-product values in an industry environment of improving margins and falling inventories. Corn oil results were significantly higher than the previous year, which had been impacted by substantial mark-to-market effects. In general, though demand for sweeteners and flour by the foodservice sector remained below the prior year, there were signs of acceleration in March.

•Vantage Corn Processors results were substantially higher, driven by improved margins on the distribution of fuel ethanol and strong performance in USP-grade industrial alcohol.

Nutrition delivered solid year-over-year operating profit growth.

•Human Nutrition results were significantly higher than the prior-year quarter. Flavors had an exceptional quarter, driven by strong sales across various market segments, especially beverages. Favorable product mix in North America, improved margins in EMEAI, and accelerated income from a customer agreement also contributed to results, partially offset by certain specific expenses. Specialty Ingredients results were lower, primarily driven by demand factors, including the effect of pantry loading in the previous-year quarter and shifts in demand for texturants. Health and Wellness had a strong start to the year, with robust demand driving higher results in probiotics and fibers.

•Animal Nutrition results were lower versus the first quarter of 2020, driven primarily by lower demand and higher input costs as a result of pandemic effects, primarily in South America. This was partially offset by favorable results in amino acids, driven by improved product mix.

Other Business results were lower than the prior-year period, driven by lower Captive Insurance underwriting results, partially offset by more favorable ADMIS earnings.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.1 billion for the quarter includes charges related to asset impairment, restructuring, and legal settlements of $94 million ($0.12 per share).

In Corporate results, interest expense decreased from the prior year on lower interest rates and the favorable liability management actions taken in the prior year. Unallocated corporate costs were slightly higher year over year due primarily to the continued investments in IT and business transformation, and transfers of costs from business segments into the centralized centers of expertise in supply chain and operations. Other charges decreased due primarily to the absence of railroad maintenance expenses in the prior-year quarter. Corporate results also included restructuring charges of $5 million ($0.01 per share) and a charge related
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to the mark-to-market adjustment on the Wilmar exchangeable bond of $20 million ($0.04 per share).

The effective tax rate for the quarter was approximately 16 percent compared to a benefit of approximately 4 percent in the prior year.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q1 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on April 27, 2021, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
At ADM, we unlock the power of nature to provide access to nutrition worldwide. With industry-advancing innovations, a complete portfolio of ingredients and solutions to meet any taste, and a commitment to sustainability, we give customers an edge in solving the nutritional challenges of today and tomorrow. We’re a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Our breadth, depth, insights, facilities and logistical expertise give us unparalleled capabilities to meet needs for food, beverages, health and wellness, and more. From the seed of the idea to the outcome of the solution, we enrich the quality of life the world over. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Source: Corporate Release
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Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended
	March 31
(In millions)	2021	2020	Change

Segment Operating Profit	$1,105	$599	$506
Specified items:
Impairment, restructuring, and settlement charges	94	44	50
Adjusted Segment Operating Profit	$1,199	$643	$556

Ag Services and Oilseeds	$777	$422	$355
Ag Services	209	164	45
Crushing	382	70	312
Refined Products and Other	101	81	20
Wilmar	85	107	(22)

Carbohydrate Solutions	$259	$68	$191
Starches and Sweeteners	222	99	123
Vantage Corn Processors	37	(31)	68

Nutrition	$154	$142	$12
Human Nutrition	128	113	15
Animal Nutrition	26	29	(3)

Other Business	$9	$11	$(2)

Segment Operating Profit	$1,105	$599	$506

Corporate Results	$(281)	$(224)	$(57)

Interest expense - net	(64)	(77)	13
Unallocated corporate costs	(202)	(189)	(13)
Other	10	(52)	62
Specified items:
LIFO credit (charge)	—	91	(91)
Loss on debt conversion option	(20)	—	(20)
Restructuring (charges) adjustment	(5)	3	(8)
Earnings Before Income Taxes	$824	$375	$449

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
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Consolidated Statements of Earnings
(unaudited)

	Quarter ended
	March 31
	2021	2020
	(in millions, except per share amounts)

Revenues	$18,893	$14,970
Cost of products sold (1)	17,345	14,019
Gross profit	1,548	951
Selling, general, and administrative expenses	749	664
Asset impairment, exit, and restructuring costs (2)	59	41
Equity in (earnings) losses of unconsolidated affiliates	(125)	(140)
Interest income	(13)	(40)
Interest expense (3)	87	83
Other (income) expense - net (4,5)	(33)	(32)
Earnings before income taxes	824	375
Income tax (benefit) expense (6)	131	(16)
Net earnings including noncontrolling interests	693	391

Less: Net earnings (losses) attributable to noncontrolling interests	4	—
Net earnings attributable to ADM	$689	$391

Diluted earnings per common share	$1.22	$0.69

Average diluted shares outstanding	564	564

(1) Includes a credit related to changes in the Company’s LIFO reserves of $91 million in the prior quarter.

(2) Includes charges related to impairment of certain assets and restructuring of $59 million in the current quarter and $41 million in the prior quarter.

(3) Includes charges related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $20 million in the current quarter.

(4) Includes gains of $12 million related to the sale of certain assets and a step-up gain on an equity investment in the prior quarter.

(5) Includes a legal settlement charge of $38 million and exit costs of $2 million in the current quarter.

(6) Includes the current quarter tax expense impact of the above specified items of $25 million and the prior quarter tax expense impact of the above specified items and certain discrete items totaling $20 million.

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Summary of Financial Condition
(unaudited)

	March 31, 2021	March 31, 2020
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$694	$4,734
Operating working capital (b)	12,841	7,985
Property, plant, and equipment	9,799	9,883
Investments in and advances to affiliates	4,998	5,143
Goodwill and other intangibles	5,249	5,194
Other non-current assets	2,148	2,029
	$35,729	$34,968
Financed By
Short-term debt (a)	$2,763	$3,382
Long-term debt, including current maturities (a)	8,437	9,121
Deferred liabilities	3,586	3,418
Temporary equity	82	71
Shareholders’ equity	20,861	18,976
	$35,729	$34,968

(a)    Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents.
(b)    Current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term debt and current maturities of long-term debt).

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Summary of Cash Flows
(unaudited)

	Three months ended
	March 31
	2021	2020
	(in millions)
Operating Activities
Net earnings	$693	$391
Depreciation and amortization	249	245
Asset impairment charges	31	44
(Gains) losses on sales of assets	(11)	—
Other - net	240	159
Change in deferred consideration in securitized receivables(a)	—	(2,045)
Other changes in operating assets and liabilities	(904)	551
Total Operating Activities	298	(655)

Investing Activities
Purchases of property, plant and equipment	(174)	(194)
Net assets of businesses acquired	—	(8)
Proceeds from sale of business/assets	14	7
Investments in retained interest in securitized receivables(a)	—	(1,271)
Proceeds from retained interest in securitized receivables(a)	—	3,316
Marketable securities - net	1	5
Investments in and advances to affiliates	(4)	(3)
Other investing activities	(6)	1
Total Investing Activities	(169)	1,853

Financing Activities
Long-term debt borrowings	593	1,481
Long-term debt payments	—	(1)
Net borrowings (payments) under lines of credit	729	2,188
Share repurchases	—	(112)
Cash dividends	(208)	(203)
Other	(37)	(11)
Total Financing Activities	1,077	3,342

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,206	4,540
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	4,646	2,990
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$5,852	$7,530

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.
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Segment Operating Analysis
(unaudited)

	Quarter ended
	March 31
	2021	2020
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,960	9,163
Corn	3,650	5,534
Total processed volumes	12,610	14,697

	Quarter ended
	March 31
	2021	2020
	(in millions)
Revenues
Ag Services and Oilseeds	$15,007	$11,079
Carbohydrate Solutions	2,223	2,316
Nutrition	1,563	1,471
Other Business	100	104
Total revenues	$18,893	$14,970

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2021		2020
	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$689	$1.22	$391	$0.69
Adjustments:
LIFO charge (credit) (a)	—	—	(69)	(0.12)
Impairment, restructuring, and settlement charges (b)	74	0.13	32	0.06
Loss on debt conversion option (c)	20	0.04	—	—
Tax adjustment (d)	—	—	7	0.01
Sub-total adjustments	94	0.17	(30)	(0.05)
Adjusted net earnings and adjusted EPS	$783	$1.39	$361	$0.64

(a)Prior quarter changes in the Company’s LIFO reserves of $(91) million pretax ($69 million after tax), tax effected using the Company’s U.S. income tax rate.
(b)Current quarter charges of $99 million pretax ($74 million after tax) related to the impairment of certain assets, restructuring, and legal settlement, tax effected using the applicable rates. Prior quarter charges of $41 million pretax ($32 million after tax), related to the impairment of certain assets and restructuring, tax effected using the applicable tax rates.
(c)Current quarter loss on debt conversion option of $20 million pretax ($20 million after tax) related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(d)Tax adjustment due to certain discrete items totaling $7 million in the prior quarter.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.
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Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	June 30, 2020	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	Mar. 31, 2021

Net earnings attributable to ADM	$469	$225	$687	$689	$2,070
Adjustments:
Interest expense	87	100	69	87	343
Other adjustments	8	355	1	99	463
Total adjustments	95	455	70	186	806
Tax on adjustments	(23)	(120)	(22)	(45)	(210)
Net adjustments	72	335	48	141	596
Total Adjusted ROIC Earnings	$541	$560	$735	$830	$2,666

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	June 30, 2020	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	Quarter Average

Equity (1)	$19,293	$19,322	$20,000	$20,841	$19,864
+ Interest-bearing liabilities (2)	9,181	8,141	9,937	11,208	9,617
Other adjustments	6	259	(5)	74	84
Total Adjusted Invested Capital	$28,480	$27,722	$29,932	$32,123	$29,565

Adjusted Return on Invested Capital					9.0%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

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Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended March 31, 2021.

					Four Quarters
	Quarter Ended				Ended
	June 30, 2020	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	Mar. 31, 2021
			(in millions)
Earnings before income taxes	$552	$200	$756	$824	$2,332
Interest expense	87	100	69	87	343
Depreciation and amortization	244	238	249	249	980
Losses (gains) on sales of assets and businesses	(23)	(57)	(10)	—	(90)
Asset impairment, exit, restructuring, and settlement charges	16	8	27	99	150
Railroad maintenance expense	—	28	37	—	65
Loss (gain) on debt extinguishment	14	396	(1)	—	409
Expenses related to acquisitions	—	—	4	—	4
Adjusted EBITDA	$890	$913	$1,131	$1,259	$4,193

					Four Quarters
	Quarter Ended				Ended
	June 30, 2020	Sep. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	Mar. 31, 2021
			(in millions)
Ag Services and Oilseeds	$502	$527	$926	$871	$2,826
Carbohydrate Solutions	274	323	284	342	1,223
Nutrition	217	201	185	209	812
Other Business	39	21	(14)	11	57
Corporate	(142)	(159)	(250)	(174)	(725)
Adjusted EBITDA	$890	$913	$1,131	$1,259	$4,193

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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